Exhibit 99.1

Vertex Reports Profitable Third Quarter and Provides Updates on INCIVEKTM (telaprevir) Launch and Medicines in Development

-$420 million in net product revenues for INCIVEK for the first full quarter since launch-

-Continued strength in launch of INCIVEK for hepatitis C; submissions of KALYDECOTM (VX-770, ivacaftor) approval applications complete-

Cambridge, MA, October 27, 2011 — Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) today reported consolidated financial results for the quarter ended September 30, 2011 and provided an update on the launch of INCIVEKTM (telaprevir) tablets and its development programs evaluating potential new medicines.

The company reported total revenues of approximately $659 million, including approximately $420 million in net product revenues for INCIVEK in the third quarter.  Vertex recorded net income of approximately $221 million, or $1.02 per diluted share, on a GAAP basis and approximately $151 million, or $0.70 per diluted share, on a non-GAAP basis for the quarter.  Vertex ended the quarter with a cash position of approximately $659 million.

Vertex also today provided an update on ongoing and planned clinical trials for its broad pipeline of potential new treatments for hepatitis C, cystic fibrosis, rheumatoid arthritis, epilepsy and influenza.  In addition to INCIVEK, Vertex has seven other potential medicines in clinical development.

“Our continued progress with the launch of INCIVEK together with our global approval applications for KALYDECO highlight Vertex’s strengths in moving innovative science from the lab to people with serious diseases,” said Matthew Emmens, Chairman, President and Chief

Executive Officer of Vertex.  “As we enter 2012, we expect to have more than a dozen ongoing clinical trials across our broad and diverse pipeline, which we believe may lead to additional new medicines to support our future growth.”

“More than 17,000 people with hepatitis C have started treatment with INCIVEK since its approval in May, underscoring the strength of the launch,” said Nancy Wysenski, RN, Executive Vice President and Chief Commercial Officer.  “We are focused on further broadening the number of doctors using INCIVEK and are continuing to work with the hepatitis C community to increase awareness and screening and to help ensure patients are able to get the support they need.”

Recent Progress and Upcoming Milestones

Hepatitis C

INCIVEK Now Available in Multiple Countries

•                  In the third quarter, Vertex announced the availability of INCIVEK for people in Canada who have chronic genotype 1 hepatitis C.  INCIVEK is the first medicine marketed in Canada by Vertex.

•                  Vertex’s collaborator, Janssen, announced in September that the European Commission approved telaprevir in Europe, where it is being marketed by Janssen as INCIVO®.  INCIVO is now available in the U.K., Germany, France and Sweden.  Also in the third quarter, Vertex’s collaborator Mitsubishi Tanabe Pharma announced the approval of telaprevir in Japan, where it will be marketed by Mitsubishi as TELAVIC®.

Phase 3b Study of INCIVEK Dosed Twice Daily

•                  Vertex is currently conducting a Phase 3b clinical trial to evaluate twice-daily dosing of INCIVEK (1,125 mg; BID) compared to three-times-daily dosing of INCIVEK (750 mg; q8h) in combination with Pegasys® (pegylated-interferon alfa-2a) and Copegus® (ribavirin) for people with chronic genotype 1 hepatitis C.  Sustained viral response (SVR, or viral cure) data from OPTIMIZE are expected as early as the second half of 2012, which could support

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the submission of a supplemental New Drug Application (NDA) for twice-daily dosing of INCIVEK by the end of 2012.

Phase 3b CONCISE Study Underway Evaluating 12-week Regimens of INCIVEK Combination Treatment

•                  Earlier this week, Vertex announced the start of a Phase 3b trial to evaluate the potential for treatment with INCIVEK™ combination therapy to be shortened to 12 weeks in people with genotype 1 chronic hepatitis C who have the ‘CC’ variation near the IL28B gene. Approximately one-third of people with hepatitis C have the ‘CC’ genotype, which has been associated with higher sustained viral response (SVR, or viral cure) rates and faster response to interferon-based treatment.  The trial is expected to include approximately 350 people with genotype 1 chronic hepatitis C who have not previously been treated and people who have relapsed after at least one prior course of treatment with pegylated-interferon and ribavirin alone.

Enrollment Complete in All-Oral Arms of Phase 2 ZENITH Study of INCIVEK and VX-222

•                  Vertex completed enrollment in the third quarter in the two, all-oral three-drug treatment arms of the ongoing Phase 2 ZENITH clinical trial evaluating response-guided regimens of Vertex’s lead investigational hepatitis C virus polymerase inhibitor, VX-222, dosed in combination with INCIVEK and ribavirin.  The all-oral, three-drug treatment arms are evaluating a twice-daily, interferon-free regimen of INCIVEK (1,125 mg), VX-222 (400 mg) and ribavirin in people with genotype 1a or 1b chronic hepatitis C.  Vertex expects to obtain end-of-treatment data from the all-oral arms of the study in early 2012.

•                  Two four-drug (quad) arms of the study are also fully enrolled and are evaluating response-guided four-drug combinations of VX-222 (400 mg or 100 mg; BID), INCIVEK (1,125 mg; BID), pegylated-interferon and ribavirin.

•                  Earlier this year Vertex announced interim data from ZENITH and expects to provide additional data from the four-drug arms at the upcoming Liver Meeting in November.

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Multiple INCIVEK and VX-222 Presentations at the Liver Meeting in November

•                  At the 2011 Liver Meeting, being held in San Francisco, November 4-8, Vertex expects to present clinical data from multiple studies of INCIVEK and VX-222.  New data, including sustained viral response (SVR, or viral cure) results from the ZENITH study, will be presented for the first time. Additionally, new data from a Phase 2 study evaluating INCIVEK combination treatment in people co-infected with genotype 1 chronic hepatitis C virus (HCV) and human immunodeficiency virus (HIV), will be presented at the meeting.

Phase 3b HCV-HIV Co-infection Trial to Begin This Year

•                  Based on data from a Phase 2 trial of INCIVEK combination treatment in people co-infected with HCV and HIV, Vertex plans to initiate a Phase 3b trial of INCIVEK in people co-infected with HCV and HIV by the end of 2011.  The trial is expected to enroll approximately 150 people and will be designed to provide safety and efficacy data to support registration of INCIVEK for the treatment of HCV-HIV co-infection as early as 2013.  All patients in this trial will receive INCIVEK combination treatment.  Vertex’s collaborator Tibotec also plans to conduct a similar trial in Europe, which will provide additional safety and efficacy data in people co-infected with HCV and HIV.  Tibotec expects to begin enrollment in this study in early 2012.

First Phase 2b Study of INCIVEK in People with Hepatitis C Following a Liver Transplant

•                  By the end of 2011, Vertex expects to initiate the first Phase 2b clinical study of INCIVEK combination treatment in people who have recurrent hepatitis C following a liver transplant.  The 2-part trial will evaluate approximately 80 people.

Phase 1 Trials to Begin for ALS-2200 and ALS-2158

•                  Vertex and Alios plan to advance ALS-2200 and ALS-2158 into clinical development beginning later this year.  The first Phase 1 study is expected to begin by year-end for ALS-2200, followed by a study of ALS-2158 in early 2012.  The studies will evaluate healthy volunteers followed by people with hepatitis C.  The goal of these studies is to generate safety, pharmacokinetic and viral kinetic data to support the potential evaluation of either or both compounds in all-oral treatment regimens for hepatitis C.

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Additional information on INCIVEK, including important safety information, appears at the end of this release.

Cystic Fibrosis (CF)

U.S. and E.U. Applications for Approval of KALYDECO (VX-770, ivacaftor) Complete

•                  Last week, Vertex submitted an NDA to the U.S. Food and Drug Administration (FDA) and a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for KALYDECO, Vertex’s cystic fibrosis transmembrane conductance regulator protein (CFTR) potentiator.  Vertex requested Priority Review from the FDA and has received agreement from the EMA for accelerated assessment of KALYDECO in Europe.

Phase 2 Combination Trial of KALYDECO and VX-809 Enrolling Patients in Part 2

•                  Vertex today announced the start of the second part of a Phase 2 clinical trial to evaluate combination regimens of KALYDECO and VX-809, a CFTR corrector, in people with the most common mutation in CF, known as F508del.  Part Two of this trial will evaluate dosing of VX-809 alone for four weeks followed by dosing of KALYDECO and VX-809 in combination for four weeks.  The study is expected to evaluate multiple dose levels of VX-809, including doses higher than those studied in the first part of the trial.  The study is expected to enroll approximately 100 people with CF who have one copy or two copies of the F508del mutation.  Similar to Part One, the primary goals of the second part of the trial are to evaluate safety and tolerability and the effect of the combination of KALYDECO and VX-809 on CFTR function as measured by sweat chloride.  Lung function will be measured as a secondary endpoint.  Patient screening for this study is underway.

KALYDECO and VX-809 Presentations at the North American Cystic Fibrosis Conference

•                  Nine abstracts were accepted for presentation at the 2011 North American Cystic Fibrosis Conference (NACFC), being held in Anaheim, CA, November 3-5.   Complete 48-week data from the Phase 3 ENVISION study of KALYDECO in children ages 6 to 11 years will be presented for the first time, as will data from a subset of patients in the open-label PERSIST extension study who had completed 48 weeks of treatment (placebo or KALYDECO) in one

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of the KALYDECO Phase 3 trials (STRIVE or ENVISION).  Data from the first 12 weeks of the rollover study in patients who completed the STRIVE study and entered PERSIST will be presented at the meeting.  In addition, complete data from the first part of the Phase 2 study combining KALYDECO and VX-809 will be presented for the first time.

Additional Studies of KALYDECO Planned for 2012

•                  Pediatric Study:  Vertex remains on track to initiate a Phase 2 study of KALYDECO dosed as monotherapy in children ages 2 through 5 in 2012.  This will be the first study to evaluate a pediatric formulation of KALYDECO in children with the G551D mutation as young as two years of age.

•                  Other CFTR Mutations:  Also in 2012, Vertex plans to begin evaluation of KALYDECO monotherapy in people with certain other gating mutations (not G551D) and in mutations that result in some residual function of the defective CFTR protein on the cell surface.  Vertex is in discussions with global regulatory agencies regarding the design of these studies and intends to provide additional information upon the initiation of the first study in these additional mutations.

First Study of VX-661 Planned for First Quarter of 2012

•                  In addition to the ongoing Phase 2 study of KALYDECO and VX-809, Vertex also plans to begin Phase 2 development of VX-661, another CFTR corrector, in the first quarter of 2012.  VX-661 is expected to be evaluated as monotherapy followed by dosing of VX-661 in combination with KALYDECO in people with two copies of the F508del mutation.

Rheumatoid Arthritis

350-patient Phase 2b Study of VX-509 To Begin by Early 2012 for Rheumatoid Arthritis

•                  In September, Vertex announced data from a Phase 2 proof-of-concept clinical trial of the oral JAK3 inhibitor VX-509 in people with moderate to severe rheumatoid arthritis (RA).  Based on these data, Vertex plans to begin a six-month Phase 2b study of VX-509 in RA by early 2012.  This study will evaluate once-daily (QD) and twice-daily (BID) doses of VX-509 in combination with methotrexate, a commonly prescribed disease-modifying antirheumatic drug (DMARD) for RA that is frequently used in combination with other RA medicines.  The

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study is expected to enroll approximately 350 people with moderate to severe RA.

Epilepsy

400-patient Phase 2b Study of VX-765 To Begin by Year-end for Epilepsy

•                  Earlier this year, Vertex announced results from a Phase 2 study of VX-765 in people with treatment-resistant epilepsy.  Based on these results, Vertex plans to initiate an additional Phase 2 study to evaluate longer dosing of VX-765 in approximately 400 people with treatment-resistant epilepsy.  The trial is expected to begin by the end of this year.

Influenza:

Phase 1 Development Underway for VX-787

•                  In September, Vertex began clinical development of VX-787 in a Phase 1 study in healthy volunteers.  VX-787 is an investigational medicine that is designed to treat influenza A, including recent H1 (pandemic) and H5 (avian) influenza strains.   VX-787 is the first of a new class of molecules that aims to treat influenza in a way that is distinct from neuraminidase inhibitors, the current standard of care for the treatment of influenza, and from other previous approaches to the treatment of influenza.

•                  Phase 1 development in healthy volunteers is ongoing, and Vertex plans to begin evaluation of VX-787 in influenza infection as part of a Phase 2a proof-of-concept trial in mid-2012.

Third Quarter Financial Results

“Our financial performance in the third quarter was driven by the successful launch of INCIVEK, enabling Vertex to be profitable and cashflow positive in the first full quarter after INCIVEK was available,” said Ian Smith, Executive Vice President and Chief Financial Officer.  “We remain committed to reinvesting in our broad pipeline and to the creation of significant earnings, which we believe will deliver the greatest value for patients, the company and shareholders.”

Total Revenues: Total revenues for the quarter ended September 30, 2011 were $659.2 million, compared with $23.8 million in total revenues for the third quarter of 2010.  The increase in total revenues is primarily a result of INCIVEK net revenues of $419.6 million and $200.0 million in

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milestone revenues earned from Vertex’s collaborator Janssen in the third quarter.

INCIVEK Revenues:  For the quarter ended September 30, 2011, Vertex reported $419.6 million in net revenues of INCIVEK, which were recorded on an ex-factory basis and reflect the first full quarter of INCIVEK sales following approval on May 23, 2011.  Net revenues of INCIVEK for the second quarter of 2011 were $74.5 million.

Cost of Product Revenues:  Cost of product revenues for the quarter ended September 30, 2011 was $35.3 million, which principally reflects royalty expenses owed to third parties on the sale of INCIVEK.

Research and Development (R&D) Expenses:  R&D expenses for the quarter ended September 30, 2011 were $189.1 million, including $18.7 million in stock-based compensation expense, compared to $170.4 million, including $17.0 million in stock-based compensation expense, for the third quarter of 2010. These expenses reflect the company’s continued investment in its research and development pipeline, including preparation for the initiation of multiple clinical trials planned to begin by early 2012.

Sales, General and Administrative (SG&A) Expenses:  SG&A expenses for the quarter ended September 30, 2011 were $110.7 million, including $10.8 million in stock-based compensation expense, compared to $48.9 million, including $6.8 million in stock-based compensation expense, for the third quarter of 2010. This increase reflects the expansion of the company’s commercial organization to support both INCIVEK and KALYDECO and costs related to the commercial launch of INCIVEK.

GAAP and Non-GAAP Net Income (Loss) Attributable to Vertex:  For the quarter ended September 30, 2011, the company’s GAAP net income attributable to Vertex was $221.1 million, or $1.02 per diluted share, compared to a GAAP net loss attributable to Vertex for the quarter ended September 30, 2010 of $209.0 million, or $1.04 per diluted share.

The non-GAAP net income attributable to Vertex for the quarter ended September 30, 2011 was $151.2 million, or $0.70 per diluted share, compared to a non-GAAP net loss of $174.6 million, or $0.87 per diluted share, for the quarter ended September 30, 2010.  The non-GAAP net

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income for the third quarter of 2011 and the third quarter non-GAAP net loss for the third quarter of 2010 excludes stock-based compensation expense, restructuring expense (credit), any revenues and expenses related to certain September 2009 financial transactions, any intangible asset impairment charge, net of tax, and items related to Vertex’s collaboration with Alios.  The increase in the third quarter 2011 non-GAAP net income attributable to Vertex resulted principally from increased revenues related to the sale of INCIVEK.

Cash Position:  At September 30, 2011, Vertex had $658.7 million in cash, cash equivalents and marketable securities, compared to cash, cash equivalents and marketable securities at June 30, 2011 of $593.5 million.

This section contains forward-looking guidance about the financial outlook for Vertex Pharmaceuticals.

Vertex is today reiterating its guidance for 2011 total operating expenses, excluding cost of revenues, stock-based compensation expense and intangible asset impairment charge, of $960 to $980 million, as provided on July 28, 2011.

Non-GAAP Financial Measures

In this press release, Vertex’s financial results and financial guidance are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. In particular, Vertex provides its third quarter 2011 net income and third quarter 2010 net loss excluding stock-based compensation expense, restructuring expense (credit), any revenues and expenses related to certain September 2009 financial transactions, any intangible asset impairment charge, net of tax, and items related to Vertex’s collaboration with Alios.  These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding its financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage the company’s business and to evaluate its performance. A reconciliation of the other non-GAAP financial results to GAAP financial results is included in the attached financial statements.

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Vertex Pharmaceuticals Incorporated

Third Quarter and Nine Month Results

Consolidated Statements of Operations Data

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Product revenues, net	$419,595	$—	$494,130	$—
Royalty revenues	8,539	8,173	24,610	21,842
Collaborative revenues	231,066	15,622	328,546	56,004
Total revenues	659,200	23,795	847,286	77,846
Costs and expenses:
Cost of product revenues	35,285	—	40,689	—
Royalty expenses	3,121	3,228	9,689	9,681
Research and development expenses (R&D)	189,052	170,434	521,268	468,528
Sales, general & administrative expenses (SG&A)	110,654	48,855	278,840	125,322
Restructuring expense (credit)	(419)	866	1,082	3,758
Intangible asset impairment charge (Note 3)	105,800	—	105,800	—
Total costs and expenses	443,493	223,383	957,368	607,289
Income (loss) from operations	215,707	(199,588)	(110,082)	(529,443)
Net interest expense (Note 2)	(6,982)	(3,458)	(24,341)	(10,157)
Change in fair value of derivative instruments (Note 2)	(8,115)	(5,911)	(15,933)	(34,634)
Income (loss) before provision for (benefit from) income taxes	200,610	(208,957)	(150,356)	(574,234)
Provision for (benefit from) income taxes (Note 3)	(27,842)	—	(3,394)	—
Net income (loss)	228,452	(208,957)	(146,962)	(574,234)
Net income (loss) attributable to noncontrolling interest (Note 1)	7,342	—	(17,907)	—
Net income (loss) attributable to Vertex	$221,110	$(208,957)	$(129,055)	$(574,234)
Net income (loss) per share attributable to Vertex common shareholders:
Basic	$1.06	$(1.04)	$(0.63)	$(2.87)
Diluted	$1.02	$(1.04)	$(0.63)	$(2.87)
Shares used in per share calculations:
Basic	206,002	200,887	204,262	200,080
Diluted	219,349	200,887	204,262	200,080

Reconciliation of GAAP to Non-GAAP Financial Information-Third Quarter

(in thousands, except per share amounts)

(unaudited)

Three Months Ended September 30, 2011

		Adjustments
	GAAP	Alios Transaction	Stock-based Compensation Expense	September 2009 Financial Transactions	Intangible Asset Impairment Charge, Net of Tax	Restructuring Expense (Credit)	Non-GAAP
Revenues	$659,200	$—	$—	$(200,000)	$—	$—	$459,200
Operating costs and expenses	443,493	(5,258)	(28,886)	—	(105,800)	419	303,968
Income from operations	215,707	5,258	28,886	(200,000)	105,800	(419)	155,232
Other income and expenses	(15,097)	—	—	11,075	—	—	(4,022)
Income before provision for (benefit from) income taxes	200,610	5,258	28,886	(188,925)	105,800	(419)	151,210
Provision for (benefit from) income taxes	(27,842)	(4,850)	—	—	32,692	—	—
Net income	$228,452	$10,108	$28,886	$(188,925)	$73,108	$(419)	$151,210
Net income attributable to noncontrolling interest (Alios)	7,342	(7,342)	—	—	—	—	—
Net income attributable to Vertex	$221,110	$17,450	$28,886	$(188,925)	$73,108	$(419)	$151,210
Net income per share attributable to Vertex common shareholders:
Basic	$1.06						$0.73
Diluted	$1.02						$0.70
Shares used in per share calculations:
Basic	206,002						206,002
Diluted	219,349						219,349

Three Months Ended September 30, 2010

		Adjustments
	GAAP	Alios Transaction	Stock-based Compensation Expense	September 2009 Financial Transactions	Intangible Asset Impairment Charge, Net of Tax	Restructuring Expense (Credit)	Non-GAAP
Revenues	$23,795	$—	$—	$—	$—	$—	$23,795
Operating costs and expenses	223,383	—	(23,768)	—	—	(866)	198,749
Loss from operations	(199,588)	—	23,768	—	—	866	(174,954)
Other income and expenses	(9,369)	—	—	9,738	—	—	369
Net loss attributable to Vertex	$(208,957)	$—	$23,768	$9,738	$—	$866	$(174,585)
Net loss per share attributable to Vertex common shareholders:
Basic	$(1.04)						$(0.87)
Diluted	$(1.04)						$(0.87)
Shares used in per share calculations:
Basic	200,887						200,887
Diluted	200,887						200,887

Reconciliation of GAAP to Non-GAAP Financial Information-Nine Month

(in thousands, except per share amounts)

(unaudited)

Nine Months Ended September 30, 2011

		Adjustments
	GAAP	Alios Transaction	Stock-based Compensation Expense	September 2009 Financial Transactions	Intangible Asset Impairment Charge, Net of Tax	Restructuring Expense (Credit)	Non-GAAP
Revenues	$847,286	$—	$—	$(250,000)	$—	$—	$597,286
Operating costs and expenses	957,368	(6,059)	(88,644)	—	(105,800)	(1,082)	755,783
Loss from operations	(110,082)	6,059	88,644	(250,000)	105,800	1,082	(158,497)
Other income and expenses	(40,274)	—	—	29,690	—	—	(10,584)
Loss before provision for (benefit from) income taxes	(150,356)	6,059	88,644	(220,310)	105,800	1,082	(169,081)
Provision for (benefit from) income taxes	(3,394)	(29,298)	—	—	32,692	—	—
Net loss	$(146,962)	$35,357	$88,644	$(220,310)	$73,108	$1,082	$(169,081)
Net loss attributable to noncontrolling interest (Alios)	(17,907)	17,907	—	—	—	—	—
Net loss attributable to Vertex	$(129,055)	$17,450	$88,644	$(220,310)	$73,108	$1,082	$(169,081)
Net loss per share attributable to Vertex common shareholders:
Basic	$(0.63)						$(0.83)
Diluted	$(0.63)						$(0.83)
Shares used in per share calculations:
Basic	204,262						204,262
Diluted	204,262						204,262

Nine Months Ended September 30, 2010

		Adjustments
	GAAP	Alios Transaction	Stock-based Compensation Expense	September 2009 Financial Transactions	Intangible Asset Impairment Charge, Net of Tax	Restructuring Expense (Credit)	Non-GAAP
Revenues	$77,846	$—	$—	$—	$—	$—	$77,846
Operating costs and expenses	607,289	—	(67,550)	—	—	(3,758)	535,981
Loss from operations	(529,443)	—	67,550	—	—	3,758	(458,135)
Other income and expenses	(44,791)	—	—	45,746	—	—	955
Net loss attributable to Vertex	$(574,234)	$—	$67,550	$45,746	$—	$3,758	$(457,180)
Net loss per share attributable to Vertex common shareholders:
Basic	$(2.87)						$(2.28)
Diluted	$(2.87)						$(2.28)
Shares used in per share calculations:
Basic	200,080						200,080
Diluted	200,080						200,080

Condensed Consolidated Balance Sheets Data

(in thousands)

(unaudited)

	September 30, 2011	December 31, 2010

Assets
Cash, cash equivalents and marketable securities	$658,685	$1,031,411
Restricted cash and cash equivalents (Alios) (Note 1)	50,580	—
Accounts receivable, net	445,661	12,529
Inventories	67,654	—
Other current assets	23,245	13,099
Property and equipment, net	101,268	72,333
Restricted cash	34,119	34,090
Intangible assets (Note 3)	663,500	518,700
Goodwill (Note 3)	33,501	26,102
Other non-current assets	13,785	17,182
Total assets	$2,091,998	$1,725,446

Liabilities and Shareholders’ Equity
Other liabilities	$328,890	$182,142
Accrued restructuring expense	26,584	29,595
Deferred tax liability, net (Note 3)	231,184	160,278
Deferred revenues	181,916	234,668
Convertible notes (due 2015)	400,000	400,000
Liabilities related to milestone transactions (Note 2)	192,578	214,790
Noncontrolling interest (Alios) (Note 1)	151,084	—
Shareholders’ equity (Vertex)	579,762	503,973
Total liabilities and shareholders’ equity	$2,091,998	$1,725,446
Common shares outstanding	208,461	203,523

Note 1: The company has consolidated the financial statements of its collaborator Alios BioPharma, Inc., as of June 13, 2011 and for the period from June 13, 2011 through September 30, 2011.  The Company’s interest and obligations with respect to Alios’ assets and liabilities are limited to those accorded to the company in its collaboration agreement with Alios.  Restricted cash and cash equivalents (Alios) reflects Alios’ cash and cash equivalents, which Vertex does not have any interest in and which will not be used to fund the collaboration.  Increases (decreases) in the fair value of contingent milestone and royalty payments result in gains (losses)

attributable to the noncontrolling interest (Alios), which decrease (increase) net income attributable to Vertex on the Condensed Statements of Operations Data.

Note 2:  A portion of the collaborative revenues, the change in fair value of derivative instruments and a portion of the net interest expense reflected in the Consolidated Statements of Operations Data, and the liabilities related to milestone transactions reflected in the Condensed Consolidated Balance Sheets Data, relate to two financial transactions that the company entered into in September 2009 relating to milestone payments under the company’s collaboration agreement with Janssen Pharmaceutica, N.V.  In the third quarter of 2011, the company earned $200.0 million in milestone payments from its collaborator, Janssen, which are reflected in total collaborative revenues in the Condensed Statements of Operations Data and also in accounts receivable, net in the Condensed Consolidated Balance Sheets Data as of September 30, 2011.  $105.0 million of these milestone payments will be used to redeem $105.0 million in outstanding debt and the remaining $95.0 million will be paid directly to the purchaser of the rights to the $95.0 million in payments in the fourth quarter of 2011.

Note 3:  The intangible assets, the goodwill and the deferred tax liability reflected in the Condensed Consolidated Balance Sheets Data relate to the company’s acquisition of ViroChem Pharma Inc. in 2009 and the company’s collaboration agreement with Alios in 2011.  The company recorded $250.6 million of in-process research and development as an intangible asset and $7.4 million of goodwill related to the Alios collaboration in the second quarter of 2011.

In the third quarter of 2011 the company determined that the value of VX-759, which was a back-up to VX-222, had become impaired and that the fair value of VX-759 was zero as of September 30, 2011, resulting in a $105.8 million impairment charge.  In connection with this impairment charge, the company recorded a credit of $32.7 million in its provision for income taxes resulting in a net effect on its income (loss) related to this impairment of $73.1 million in the three and nine months ended September 30, 2011.

IMPORTANT SAFETY INFORMATION

Indication

INCIVEK™ (telaprevir) is a prescription medicine used with the medicines peginterferon alfa and ribavirin to treat chronic (lasting a long time) hepatitis C genotype 1 infection in adults with stable liver problems, who have not been treated before or who have failed previous treatment. It is not known if INCIVEK is safe and effective in children under 18 years of age.

Important Safety Information

INCIVEK should always be taken in combination with peginterferon alfa and ribavirin. Ribavirin may cause birth defects or death of an unborn baby. Therefore, a patient should not take INCIVEK combination treatment if she is pregnant or may become pregnant, or if he is a man with a sexual partner who is pregnant. Patients must use two forms of effective birth control during treatment and for the 6 months after treatment with these medicines.

INCIVEK and other medicines can affect each other and can also cause side effects that can be serious or life threatening. There are certain medicines patients cannot take with INCIVEK combination treatment. Patients should tell their healthcare providers about all the medicines they take, including prescription and non-prescription medicines, vitamins and herbal supplements.

INCIVEK can cause serious side effects including rash and anemia. The most common side effects of INCIVEK include itching, nausea, diarrhea, vomiting, anal or rectal problems, taste changes and tiredness. There are other possible side effects of INCIVEK, and side effects associated with peginterferon alfa and ribavirin also apply to INCIVEK combination treatment. Patients should tell their healthcare providers about any side effect that bothers them or doesn’t go away.

Please see full Prescribing Information for INCIVEK including the Medication Guide, available at www.INCIVEK.com.

INCIVEK™ is a trademark of Vertex Pharmaceuticals Incorporated.

About Vertex

Vertex creates new possibilities in medicine. Our team discovers, develops and commercializes innovative therapies so people with serious diseases can lead better lives.

Vertex scientists and our collaborators are working on new medicines to cure or significantly advance the treatment of hepatitis C, cystic fibrosis, rheumatoid arthritis, epilepsy and other life-threatening diseases.

Founded more than 20 years ago in Cambridge, MA, we now have ongoing worldwide research programs and sites in the U.S., U.K. and Canada. Today, Vertex has more than 1,900 employees around the world, and Science magazine named Vertex number one on its 2011 list of Top Employers in the life sciences.

INCIVEKTM is a trademark of Vertex Pharmaceuticals Incorporated.

PEGASYS® and COPEGUS® are registered trademarks of Hoffmann-La Roche.

Special Note Regarding Forward-looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding (i) the expectation that as Vertex enters 2012 it will have more than a dozen ongoing clinical trials across its broad and diverse pipeline, which it believes may lead to additional new medicines to support its future growth; (ii) the focus on further broadening the number of doctors using INCIVEK and continuing to work with the hepatitis C community to increase awareness and screening and to help ensure patients are able to get the support they need; (iii) the timing of the initiation of, the planned clinical trial design of and the potential timing of availability of data from Vertex’s ongoing and planned clinical trials, including OPTIMIZE, CONCISE, ZENITH, the Phase 3b HCV-HIV Co-infection trial, and clinical trials involving ALS-2200, ALS-2158, KALYDECO, VX-809, VX-661, VX-509, VX-765 and VX-787; (iv) the potential for future regulatory submissions, including the timing of the potential supplemental NDA for twice-daily dosing of INCIVEK; (v) the expectations regarding data that will be presented at the Liver Meeting and NACFC; (vi) Vertex’s commitment to reinvesting in its broad pipeline and to the creation of significant earnings; and (vii) information provided in the paragraph following the statement “This section contains forward-looking guidance about the financial outlook for Vertex Pharmaceuticals.” While Vertex believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things, that the outcomes for each of Vertex’s ongoing and planned clinical trials may not be favorable, that regulatory authorities may require supplemental clinical trials in order to support the approval of VX-770, that the company may not be able to successfully develop VX-770, VX-222, ALS-2200, ALS-2158, VX-809, VX-661, VX-765, VX-509 or VX-787, that the company’s expectations regarding its 2011 operating expenses may be incorrect and other risks listed under Risk Factors in Vertex’s annual report and quarterly reports filed with the Securities and Exchange Commission and available through the company’s website at www.vrtx.com. Vertex disclaims any obligation to update the information contained in this press release as new information becomes available.

Conference Call Information

Vertex will host a conference call and webcast today, October 27, 2011 at 5:00 p.m. ET to review financial results and recent developments. The conference call will be webcast live and a link to the webcast may be accessed from the ‘Events & Presentations’ page of Vertex’s website at www.vrtx.com.

To listen to the live call on the telephone, dial 1-877-250-8889 (United States and Canada) or 1-720-545-0001 (International). To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.

The conference ID number for the live call and replay is 12341483.

The call will be available for replay via telephone commencing October 27, 2011 at 8:00 p.m. ET running through 5:00 p.m. ET on November 3, 2011. The replay phone number for the United States and Canada is 1-855-859-2056. The international replay number is 1-404-537-3406.

Following the live webcast, an archived version will be available on Vertex’s website until 5:00 p.m. ET on November 10, 2011. Vertex is also providing a podcast MP3 file available for download on the Vertex website at www.vrtx.com.

(VRTX-GEN)

Vertex Contacts:

Investors

Michael Partridge, 617-444-6108

Lora Pike, 617-444-6755

Matthew Osborne, 617-444-6057

Media

Zachry Barber, 617-444-6470